EXHIBIT 10.40


                                   EXHIBIT VI

                            [FORM OF REVOLVING NOTE]

                          PLAYERS INTERNATIONAL, INC.

                                PROMISSORY NOTE

$                                                             Las Vegas, Nevada
                                                                August 30, 1995

                 FOR VALUE RECEIVED, Players International, Inc., a Nevada corporation ("Company"), promises to pay to the order of ("Payee") or its registered assigns, on or before the Commitment Termination Date, the lesser of
(x) DOLLARS AND CENTS ($              .  ) and (y) the unpaid principal amount
of all advances made by Payee to Company as Revolving Loans under the Credit Agreement referred to below.

                 Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement dated as of August 25, 1995 by and among Company, the financial institutions listed therein as Lenders, First Interstate Bank of Nevada, N.A. ("FIB"), as administrative agent ("Administrative Agent"), FIB and Bankers Trust Company, as Managing Agents, and FIB and BT Securities Corporation, as Co-Arrangers (said Credit Agreement, as it may be amended, supplemented or otherwise modified from time to time, being the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined).

                 This Note is one of Company's "Revolving Notes" in the aggregate principal amount of $120,000,000 and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Revolving Loans evidenced hereby were made and are to be repaid.

                 All payments of principal and interest in respect of this Revolving Note shall be made in lawful money of the United States of America in same day funds at the Funding and Payment Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until a Lender Assignment Agreement effecting the assignment or transfer of this Revolving Note shall have been accepted by Administrative Agent as provided in subsection 10.1B(ii) of the Credit Agreement, Company and Administrative Agent shall be entitled to deem and treat Payee as the owner and holder of this Revolving Note and the Revolving Loans evidenced hereby. Payee hereby agrees, by its




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acceptance hereof, that before disposing of this Revolving Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Revolving Note shall not limit or otherwise affect the obligations of Company hereunder with respect to payments of principal of or interest on this Revolving Note.

                 Whenever any payment on this Revolving Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Revolving Note.

                 This Revolving Note is subject to mandatory prepayment as provided in subsection 2.4B(ii) of the Credit Agreement and to prepayment at the option of Company as provided in subsection 2.4B(i) of the Credit Agreement.

                 THE CREDIT AGREEMENT AND THIS REVOLVING NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEVADA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

                 Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Revolving Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

                 The terms of this Revolving Note are subject to amendment only in the manner provided in the Credit Agreement.

                 This Revolving Note is subject to restrictions on transfer or assignment as provided in subsections 10.1 and 10.16 of the Credit Agreement.

                 No reference herein to the Credit Agreement and no provision of this Revolving Note or the Credit Agreement shall alter or impair the obligations of Company, which are absolute and unconditional, to pay the principal of and interest on this Revolving Note at the place, at the respective times, and in the currency herein prescribed.

                 Company promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in subsection 10.2 of the Credit Agreement, incurred in the collection and enforcement of this Revolving Note. Company and any endorsers of this Revolving Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.



                                      VI-2

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                 IN WITNESS WHEREOF, Company has caused this Revolving Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

                                      PLAYERS INTERNATIONAL, INC.


                                      By: __________________________
                                      Title: ________________________




                                      VI-3

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                                  TRANSACTIONS
                                       ON
                                 REVOLVING NOTE


                                                                                           Outstanding
                       Type of              Amount of               Amount of               Principal
                      Loan Made             Loan Made            Principal Paid              Balance              Notation
     Date             This Date             This Date              This Date               This Date              Made By
     ----             ----------            ----------             ----------              ----------             -------





                                      VI-4

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